Exhibit 10.5

FINAL FORM

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [●], 2016, by and among: (i) DT Asia Investments Limited, a business company incorporated in the British Virgin Islands, which will be known after the consummation of the transactions contemplated by the Share Exchange Agreement (as defined below) as “China Direct Lending Corporation” (“Purchaser”); (ii) Li Jingping, an individual residing in the Xinjiang Province in the People’s Republic of China, in the capacity as the Seller Representative under the Share Exchange Agreement (including any successor Seller Representative appointed pursuant to and in accordance with Section 12.15 of the Share Exchange Agreement, the “Seller Representative”); and (iii) Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the Share Exchange Agreement.

WHEREAS, on January 11, 2016, Purchaser and the Seller Representative entered into that certain Share Exchange Agreement (as amended from time to time in accordance with the terms thereof, the “Share Exchange Agreement”), by and among Purchaser, DeTiger Holdings Limited, in its capacity as the DT Representative thereunder (including any successor DT Representative appointed pursuant to and in accordance with Section 12.14 of the Share Exchange Agreement, the “DT Representative”), Adrie Global Holdings Limited, a business company incorporated in the British Virgin Islands with limited liability (the “Company”), the shareholders of the Company named therein (the “Sellers”) and the Seller Representative, pursuant to which, subject to the terms and conditions thereof, Purchaser will acquire from the Sellers all of the issued and outstanding equity interests of the Company in exchange for 20,000,000 ordinary shares no par value of Purchaser (“Purchaser Ordinary Shares”), with 8,000,000 of such shares (including any equity securities paid as dividends or distribution with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”), along with earnings thereon, subject to forfeiture by the Sellers in the event that certain earn-out financial milestones set forth in the Share Exchange Agreement are not met;

WHEREAS, pursuant to the Share Exchange Agreement, Purchaser and its Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (the “Indemnified Parties”) are entitled to be indemnified in certain respects by the Sellers;

WHEREAS, in accordance with the Share Exchange Agreement, to ensure that the Escrow Shares (and earnings thereon) are forfeited by the Sellers in the event that the earn-out financial milestones set forth in the Share Exchange Agreement are not met and to secure assets for the payment of the Sellers’ indemnification obligations under the Share Exchange Agreement, the Escrow Shares are being deposited into an escrow account (the “Escrow Account”) to be held by the Escrow Agent as hereinafter provided;

WHEREAS, pursuant to the Share Exchange Agreement (i) the Seller Representative has been designated as each Seller’s representative and agent to represent all of the Sellers, and to act on their behalf for purposes of this Agreement, and (ii) the DT Representative has been exclusively designated to act on behalf of Purchaser to take all necessary actions and make all decisions pursuant to this Agreement; and

WHEREAS, the Escrow Agent is willing to administer the escrow under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Appointment. Purchaser and the Seller Representative hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby agrees to perform the duties of their escrow agent under this Agreement. The escrow services to be rendered by the Escrow Agent under this Agreement will not begin until the Escrow Agent has received the documentation necessary to establish the Escrow Account on its books and has received the Escrow Shares in accordance with this Agreement.

Section 2. Delivery of Escrow Shares. Pursuant to Section 1.3 of the Share Exchange Agreement, after the Closing, the Purchaser shall deposit stock certificates for the Escrow Shares (“Escrowed Stock Certificates”) with the Escrow Agent, with each such Escrowed Stock Certificate being in the name of the applicable Seller and including a number of Escrow Shares based on each Seller’s Pro Rata Share of the total Escrow Shares as determined in accordance with the Share Exchange Agreement; provided, that the Purchaser may alternatively have the Escrow Agent and the Purchaser’s transfer agent account for the Escrow Shares in book entry form. Additionally, the Seller Representative shall deliver to the Escrow Agent five (5) assignments (separate from certificate) executed in blank by each Seller. Upon its receipt of such assignments and the Escrowed Stock Certificates for the Escrow Shares (or otherwise upon confirming the issuance of the Escrow Shares in book entry form), the Escrow Agent shall send a written acknowledgement of its receipt to Purchaser and the Seller Representative.

Section 3. Maintenance of the Escrow Shares and other Escrow Property.

(a) Pursuant to the Share Exchange Agreement, so long as any Escrow Shares are being held in the Escrow Account and are not disbursed in accordance with this Agreement, any dividends or distributions paid or otherwise accruing to such Escrow Shares (“Accrued Dividends”) will be held by Purchaser and not paid to the Escrow Account. For purposes of this Agreement, the “Escrow Property” means the Escrow Shares, along with any dividends, distributions or other income thereon that are paid to the Escrow Account (excluding any Accrued Dividends) (“Earnings”), as reduced by any disbursements of such Escrow Shares or Earnings from the Escrow Account by the Escrow Agent in accordance with the terms of this Agreement.

(b) During the term of this Agreement, the Escrow Agent shall hold the Escrow Property in the Escrow Account and shall not sell, transfer, dispose of, lend or otherwise subject to a Lien any of the Escrow Property except until and to the extent that they are disbursed in accordance with Section 4. Except as Purchaser and the Seller Representative may otherwise agree in writing, no part of the Escrow Property may be withdrawn except as expressly provided in this Agreement.

(c) While the Escrow Shares are held in the Escrow Account, the Seller named on the applicable Escrowed Stock Certificate shall have the right to vote the Escrow Shares included in such Escrowed Stock Certificate.

Section 4. Delivery of the Escrow Property. The Escrow Agent shall hold the Escrow Property and shall deliver the Escrow Property to either the Purchaser or the Seller Representative for further distribution to the Sellers, as applicable, in accordance with the following procedures:

(a) Indemnification Claims.

(i) Purchaser (with the DT Representative acting on its behalf) may assert a claim for indemnification on behalf of an Indemnified Party pursuant to the Share Exchange Agreement (an “Indemnification Claim”) by providing written notice (a “Claim Notice”) of such claim to the Seller Representative and the Escrow Agent, which Claim Notice shall include (A) a reasonable description of the facts and circumstances which relate to the subject matter of such Indemnification Claim to the extent then known, (B) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the DT Representative (on behalf of Purchaser) may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Seller Representative and the Escrow Agent (such amount, as it may be adjusted, the “Indemnification Claim Amount”)) and (C) whether the Indemnification Claim results from a Third Party Claim; provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Indemnifying Party or the Indemnified Party described in clause (A).

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(ii) Unless the Seller Representative provides to Purchaser and the Escrow Agent a written notice objecting to such Indemnification Claim (an “Objection Notice”) (with any Objection Notice provided to Purchaser, but not the Escrow Agent, including an attachment with a description, in reasonable detail, of the facts upon which such objection is based) by 11:59 p.m. New York City time on the thirtieth (30th) day after the delivery of the Claim Notice (the date of the delivery of the Claim Notice through such time, the “Objection Period”), subject to Section 4(a)(v), the Escrow Agent shall promptly (in any event within five (5) Business Days) after the expiration of the Objection Period (or, if during the Objection Period, the Seller Representative provides affirmative written instructions to the Escrow Agent to release such Escrow Property from the Escrow Account, promptly (in any event within five (5) Business Days) after the Escrow Agent’s receipt of such instructions from the Seller Representative), distribute from the Escrow Account to Purchaser Escrow Property in an amount equal to the Indemnification Claim Amount (less the amount of Accrued Dividends retained by the Purchaser and forfeited by the Sellers as an indemnification payment for such Indemnification Claim, as identified by the Purchaser to the Escrow Agent).

(iii) If the Seller Representative provides an Objection Notice during the Objection Period that disputes only a portion of the Indemnification Claim Amount, subject to Section 4(a)(v), the Escrow Agent shall promptly (in any event within five (5) Business Days) after the expiration of the Objection Period (or, if during the Objection Period, the Seller Representative provides affirmative written instructions to the Escrow Agent to release such Escrow Property from the Escrow Account, promptly (in any event within five (5) Business Days) after the Escrow Agent’s receipt of such instructions from the Seller Representative), distribute from the Escrow Account to Purchaser Escrow Property in an amount equal to the undisputed portion of the Indemnification Claim Amount (less the amount of Accrued Dividends retained by the Purchaser and forfeited by the Sellers as an indemnification payment for such Indemnification Claim, as identified by the Purchaser to the Escrow Agent).

(iv) If the Seller Representative objects to the Indemnification Claim made in a Claim Notice, the Seller Representative shall deliver concurrently to the Escrow Agent and Purchaser an Objection Notice during the Objection Period. If the Seller Representative timely disputes an Indemnification Claim, Purchaser (with the DT Representative acting on its behalf) and the Seller Representative shall resolve the dispute in accordance with the terms of the Share Exchange Agreement. If an Indemnification Claim is disputed by the Seller Representative, the Escrow Agent shall not distribute to the Seller Representative (or directly to any Seller) any portion of the Escrow Property with respect to the disputed portion of the Indemnification Claim Amount, until receipt of (i) joint written instructions executed and delivered by the Seller Representative and DT Representative (on behalf of Purchaser) stating that the dispute has been resolved and that Purchaser has the right to the Indemnification Claim Amount (or some portion thereof) (“Joint Instructions”) or (ii) a copy of an arbitration award issued pursuant to Section 12.4 of the Share Exchange Agreement or a court order from a court of competent jurisdiction establishing Purchaser’s right to the Indemnification Claim Amount (or some portion thereof) pursuant to the Share Exchange Agreement (a “Binding Award”). Upon receipt of such Joint Instructions or Binding Award, the Escrow Agent shall, without further action on the part of the Seller Representative or Purchaser, promptly (in any event within five (5) Business Days) disburse to the Purchaser the amount of the Escrow Property set forth in the Joint Instructions or the Binding Award (less any undisputed amounts already disbursed pursuant to Section 4(a)(iii) and less the amount of Accrued Dividends retained by the Purchaser and forfeited by the Sellers as an indemnification payment for such Indemnification Claim, as identified by the Purchaser to the Escrow Agent), as applicable.

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(v) For the avoidance of doubt, with respect to any Third Party Claim, even if the Seller Representative has agreed that the Sellers are required to provide indemnification to the Indemnified Parties for such Third Party Claim, except for attorneys’ fees and other costs and expenses for which the Sellers are responsible to pay to the Indemnified Parties regardless of the outcome of such Third Party Claim (“Indemnified Third Party Costs”), no payment shall be made by the Escrow Agent with respect to such Third Party Claim until such Third Party Claim has been sustained in whole or in part by a court of competent jurisdiction or other binding legal process (including binding arbitration) or settled in whole or in part in accordance with the provisions of the Share Exchange Agreement (and if any Third Party Claim is decided or settled in part, each part that has not yet been decided or settled shall not be paid until such remaining part is decided or settled). Escrow Property in an amount equal to Indemnified Third Party Costs shall be distributed by the Escrow Agent to Purchaser promptly (but in any event within five (5) Business Days) after the DT Representative provides written notice to the Seller Representative and the Escrow Agent of such Indemnified Third Party Costs.

(vi) Payments from the Escrow Account with respect to any Indemnification Claims shall first be paid with any cash or cash equivalents that are held in the Escrow Account, then with the Escrow Shares and then with any remaining property in the Escrow Account. For any Escrow Shares to be disbursed with respect to Indemnification Claims, the Escrow Shares shall be valued at the Purchaser Share Price as of the Resolution Date of such Indemnification Claim. For purpose of this Agreement: (A) the “Purchaser Share Price” shall mean the average closing trade price per share of Purchaser Ordinary Shares (or any successor equity security, including equity securities of a successor entity issued in exchange for Purchaser Ordinary Shares) as listed by the Nasdaq Capital Market (or any successor exchange or quotation system on which such shares are listed or quoted) for the twenty (20) day trading period ending on the trading day immediately prior to the date of determination; and (B) the “Resolution Date” means the date that an Indemnification Claim is determined in accordance with this Section 4(a): (I) if no Objection Notice is delivered by the Seller Representative (other than with respect to a Third Party Claim), the 31st day after the date that the Claim Notice is delivered; (II) if prior to the date described in clause (I) above, the Seller Representative provides affirmative written instructions to the Escrow Agent to release the Escrow Property for the amount set forth in the Claim Notice, the date that the Escrow Agent receives such written instructions; (III) if the Seller Representative provides an Objection Notice that disputes only a portion of the Indemnification Claim Amount (other than with respect to a Third Party Claim), with respect to the undisputed portion of such Indemnification Claim Amount, the date that the Escrow Agent receives such Objection Notice; (IV) with respect to any disputed Indemnification Claim Amount, either the date that the Escrow Agent receives Joint Instructions or a Binding Award; or (V) with respect to any Third Party Claim, that date that such Third Party Claim has been sustained in whole or in part by a court of competent jurisdiction or other binding legal process (including binding arbitration) or settled in whole or in part in accordance with the provisions of the Share Exchange Agreement (and if any Third Party Claim is decided or settled in part, the Resolution Date with respect to each part that has not yet been decided or settled shall be the date that such remaining part is decided or settled); provided, that with respect to Indemnified Third Party Costs, the Resolution Date shall be the date that the DT Representative notifies the Seller Representative and the Escrow Agent in writing of the amount of such Indemnified Third Party Costs.

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(b) Earn-Out Payments.

(i) Promptly, but in any event within five (5) Business Days, after the Escrow Agent’s receipt of joint written instructions (“Earn-Out Payment Instructions”) from the DT Representative (on behalf of Purchaser) and the Seller Representative that for any Earn-Out Year there has been a final determination in accordance with Section 2.2 of the Share Exchange Agreement (but subject to Sections 2.4 and 2.5 of the Share Exchange Agreement) with respect to the Earn-Out Payment for such Earn-Out Year or the Alternative Earn-Out Payment (the date that the Escrow Agent receives Earn-Out Payment Instructions with respect to any Earn-Out Year, an “Earn-Out Release Date”), the Escrow Agent shall distribute Escrow Property from the Escrow Account in accordance with such Earn-Out Payment Instructions (A) to the Sellers in an amount equal to the Earn-Out Payment (excluding for the avoidance of doubt, the amount of any Accrued Dividends payable by the Purchaser separate from the Escrow Account) less the sum of (I) the Reserved Amount (as defined below) as of the date of such payment, and (II) the amount of any Indemnification Claims that have been paid from the Escrow Account prior to such time but have not previously been used to reduce the amount of any prior Earn-Out Payment (but net of any prior Earn-Out Payments that have not yet been paid and are still being retained in the Escrow Account as of such time for Indemnification Claims that are still Pending Claims as of such time), up to a maximum amount equal to such Earn-Out Payment, and (B), after the last Earn-Out Year only, to Purchaser any portion of any Earn-Out Payments that were not earned by the Sellers in accordance with the Share Exchange Agreement. For the determination of the Escrow Shares to be withheld for the Reserved Amount, the Escrow Shares shall be valued at the Purchaser Share Price as of the applicable Earn-Out Release Date.

(ii) For purposes of this Agreement: (A) the “Reserved Amount” shall mean the aggregate dollar amount for all Pending Claims (less with respect to each Pending Claim (x) any undisputed amounts already distributed pursuant to Section 4(a)(iii) and (y) any Indemnified Third Party Costs already paid if such Pending Claim is a Third Party Claim) and Unpaid Claims as of the relevant time; (B) a “Pending Claim” shall mean any Indemnification Claim (I) for which, as of the relevant time, either (x) an Objection Notice has been delivered and remains unresolved or (y) the period of time for the delivery of an Objection Notice has not yet expired or (II) which is a Third Party Claim where it has been established (whether by agreement of the Seller Representative, arbitration award, court order or otherwise) that the Sellers are responsible to indemnify the Indemnified Parties for such Third Party Claim, but which Third Party Claim is still pending in whole or in part and has not been sustained by a court of competent jurisdiction or other binding legal process (including binding arbitration) or settled in accordance with the provisions of the Share Exchange Agreement (with only the part of such Third Party Claim which has not been decided or settled being the Pending Claim); and (C) an “Unpaid Claim” shall mean an Indemnification Claim for which, as of the relevant time, the Escrow Agent is required pursuant to Section 4(a) to make a payment to the Purchaser, but for which the Escrow Agent has not yet made such payment.

(iii) In the event that any Earn-Out Payment otherwise payable to the Sellers from the Escrow Account has had all or a portion of such payment reduced for the Reserved Amount due to Pending Claims, then within five (5) Business Days after the final determination of each such Pending Claim, the Escrow Agent shall disburse to the Sellers any portion of the Reserved Amount for such Pending Claim for which it is determined that the Indemnified Parties were not entitled to indemnification (up to a maximum amount of disbursement by the Escrow Agent equal to the Reserved Amount for such Pending Claim which was used to reduce an Earn-Out Payment) as set forth in written instructions provided by the Seller Representative and Purchaser.

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(c) Any amount of Escrow Property required to be delivered to the Purchaser or the Sellers pursuant to this Section 4 shall be delivered by the Escrow Agent pursuant to such delivery instructions as provided by the DT Representative with respect to Purchaser or Seller Representative with respect to the Sellers. The Escrow Agent shall rely exclusively on instructions provided by the Seller Representative and the DT Representative (on behalf of Purchaser) as to the amount and recipient of any distribution of Escrow Property pursuant to this Section 4, or the relevant order of any court of competent jurisdiction or other award granted pursuant to other binding legal process (including any binding arbitration). The Escrow Agent has no duty or responsibility to calculate any distribution or to confirm the accuracy of any distribution amount so instructed. In the event that the Escrow Agent has any question as to the applicable Purchaser Share Price, the Seller Representative and Purchaser shall cooperate and promptly provide the Escrow Agent with their good faith determination of the applicable Purchaser Share Price (and in the event of any dispute as to the Purchaser Share Price, the Escrow Agent shall not disburse any Escrow Property until such dispute has been resolved).

(d) The Escrow Agent shall have the right to deduct and withhold taxes from any payments to be made hereunder if such withholding is required by law and to request and receive any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from Purchaser or the Sellers, as applicable.

Section 5. Tax Matters. Purchaser and the Seller Representative agree and acknowledge that, for all U.S. and foreign tax purposes, Purchaser shall be the owner of the Escrow Property while held in the Escrow Account and until released to the Sellers or the Seller Representative for distribution to the Sellers, and all interest, earnings or income, if any, earned with respect to the Escrow Property while held by the Escrow Agent shall be treated as earned by Purchaser until released to the Seller Representative for distribution to the Sellers.

Section 6. Duties. The Escrow Agent’s duties are entirely ministerial and not discretionary, and the Escrow Agent will be under no duty or obligation to do or to omit the doing of any action with respect to the Escrow Property, except to give notice, provide monthly reports, make disbursements, keep an accurate record of all transactions with respect to the Escrow Property, hold the Escrow Property in accordance with the terms of this Agreement and to comply with any other duties expressly set forth in this Agreement. The Escrow Agent shall not have any interest in the Escrow Property but shall serve as escrow holder only and have only possession thereof. Nothing contained herein shall be construed to create any obligation or liability whatsoever on the part of the Escrow Agent to anyone other than the parties to this Agreement. There are no third party beneficiaries to this Agreement.

Section 7. Monthly Reports. The Escrow Agent shall provide monthly account statements to Purchaser and the Seller Representative with respect to the Escrow Account. Purchaser and the Seller Representative have one hundred twenty (120) days to object in writing to such reports. If no written notice detailing a party's objections has been received by the Escrow Agent within this period, an acceptance of such reports shall be deemed to have occurred.

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Section 8. Authorized Parties; Reliance. The parties hereby acknowledge that the DT Representative has the sole and exclusive authorization to act on behalf of Purchaser under this Agreement. Purchaser and the Seller Representative agree to provide, on Exhibit A (as it may be amended from time to time) to this Agreement, the names and specimen signatures of those persons who are authorized to issue notices and instructions to the Escrow Agent and execute required documents under this Agreement. In the event that the DT Representative is replaced in accordance with Section 12.14 of the Share Exchange Agreement, Purchaser shall promptly thereafter provide notice to the Escrow Agent of the replacement DT Representative, who shall thereafter be fully authorized to act on behalf of Purchaser under this Agreement, and shall provide any replacement authorized individuals to act on behalf of Purchaser for purposes of Exhibit A. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent is entitled to rely on, and shall be fully protected in relying on, the instructions and notices from any one of the authorized signers, as identified on the attached Exhibit A (as it may be amended from time to time) to this Agreement, from each of Purchaser and the Seller Representative, either acting alone, until such time as their authority is revoked in writing, or until successors have been appointed and identified by notice in the manner described in Section 14 below.

Section 9. Good Faith. The Escrow Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

Section 10. Right to Resign. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving such notice in writing of such resignation specifying a date when such resignation shall take effect, which shall be a date not less than sixty (60) days after the date of the notice of such resignation. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days’ notice to the Escrow Agent by all of the other parties hereto. In either event, Purchaser and the Seller Representative shall agree upon a successor Escrow Agent. If the Seller Representative and Purchaser are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of sixty (60) days following the date of resignation or thirty (30) days following the date of removal, the then-acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or otherwise appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Any successor Escrow Agent shall execute and deliver to the predecessor Escrow Agent, Purchaser and the Seller Representative an instrument accepting such appointment and the transfer of the Escrow Property and agreeing to the terms of this Agreement.

Section 11. Compensation. The Escrow Agent shall be entitled to receive the fees as set forth on Exhibit B for the services to be rendered hereunder, and to be paid or reimbursed for all reasonable documented out-of-pocket expenses, disbursements and advances, including reasonable documented out-of-pocket attorneys’ fees, incurred or paid in connection with carrying out its duties hereunder, such amounts to be paid one-half (1/2) equally by Purchaser and the Seller Representative (on behalf of the Sellers).

Section 12. Indemnification. Each of Purchaser and the Seller Representative (on behalf of the Sellers) hereby agrees to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder. Notwithstanding the foregoing, as between Purchaser and the Seller Representative, each of Purchaser and the Seller Representative (on behalf of the Sellers) shall be responsible for one-half (1/2) of such indemnification obligations, and each of Purchaser and the Seller Representative shall have the right to seek contribution from the other to the extent that it pays for more than one-half (1/2) of such indemnification obligations.

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Section 13. Disputes. If a controversy arises between the parties hereto as to whether or not or to whom the Escrow Agent shall deliver all or any portion of the Escrow Property or as to any other matter arising out of or relating to this Agreement or the Escrow Property, the Escrow Agent shall not be required to determine the same, shall not make any delivery of and shall retain the Escrow Property in dispute without liability to anyone until the rights of the parties to the dispute shall have finally been determined by mutual written agreement of Purchaser and the Seller Representative, or by a final non-appealable judgment or order of any state or federal court located in New York County, New York (or in any court in which appeal from such courts may be taken) but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received notice of such controversy or conflicting written notices from the parties to this Agreement. Any disputes arising out of, related to, or in connection with, this Agreement between Purchaser and the Seller Representative, including a dispute arising from a party’s failure or refusal to sign a joint written notice hereunder, shall be determined by arbitration conducted in accordance with the provisions of Section 12.4 of the Share Exchange Agreement (other than (i) disputes subject to the Dispute Resolution Procedure under Section 2.2 of the Share Exchange Agreement, which will be determined in accordance with such section, or (ii) applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of any arbitration award pursuant to this Section 13 or Section 12.4 of the Share Exchange Agreement).

Section 14. Notices. Except to the extent expressly set forth herein, all notices and communications hereunder shall be in writing and shall be deemed to be given if (a) delivered personally, (b) sent by facsimile or email (with affirmative confirmation of receipt), (c) sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (d) sent by registered or certified mail, return receipt requested, postage prepaid to the parties as follows:

If to Purchaser, to:

China Direct Lending Corporation
c/o DeTiger Holdings Limited
Room 1102, 11/F
Beautiful Group Tower
77 Connaught Road
Central, Hong Kong
Attention: Winnie NG, Director
Facsimile No.: (852) 3753-3393
Telephone No.: (852) 2110-0081
Email: Office@DeTigerCapital.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Stuart Neuhauser
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: sneuhauser@egsllp.com

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 If to the Seller Representative, to:

Li Jingping
c/o Urumqi Feng Hui Direct Lending Limited
11th Floor, Satellite Building
473 Satellite Road
Economic Technological Development Zone
Urumqi, Xinjiang, China 830000
Attention: Li Jingping and Stephen Chan
Facsimile No.: +86-991-2321276
Telephone No.: +86-991-3072247
Email: lijingping@fhxd.net and
             chan.stephen@fhxd.net

with a copy (which will not constitute notice) to:

Foley & Lardner LLP
90 Park Avenue
New York, NY 10016-1314
Attention: Selig D. Sacks
Facsimile No.: (212) 687-2329
Telephone No.: (212) 338-3420
Email: ssacks@foley.com

If to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place 8th Floor
New York, NY 10004
Attention: Compliance Department
Facsimile No: (212) 509-5150
Telephone No: (212) 845-4000

or at such other address as any of the above may have furnished to the other parties in a notice duly given as provided herein. Any such notice or communication given in the manner specified in this Section 14 shall be deemed to have been given (i) on the date personally delivered or transmitted by facsimile or email (with affirmative confirmation of receipt), (ii) one (1) Business Day after the date sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (iii) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid.

Section 15. Term. This Agreement shall terminate upon the final, proper and complete distribution of the Escrow Property in accordance with the terms hereof; provided, that Purchaser’s and the Seller Representatives’ obligations under Section 12 hereof shall survive any termination of this Agreement.

Section 16. Entire Agreement. The terms and provisions of this Agreement (including the Exhibits hereto, which are hereby incorporated by reference herein) constitute the entire agreement between the Escrow Agent and the other parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, as between Purchaser and the Seller Representative, the terms of the Share Exchange Agreement shall control and govern over the terms of this Agreement in the event of any conflict or inconsistency between this Agreement and the Share Exchange Agreement. The actions of the Escrow Agent shall be governed solely by this Agreement.

Section 17. Amendment; Waiver. This Agreement may be amended or modified only by a written instrument duly signed by the parties hereto, and any provision hereof may be waived only by a written instrument duly signed by the party against whom enforcement of such waiver is sought.

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Section 18. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 19. Further Assurances. From time to time on and after the date hereof, Purchaser and the Seller Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

Section 20. Accounting. In the event of the resignation or removal of the Escrow Agent, upon the termination of this Agreement or upon demand at any time of either Purchaser or the Seller Representative under reasonable circumstances, the Escrow Agent shall render to Purchaser, the Seller Representative and the successor escrow agent (if any) an accounting (free of charge) in writing of the property constituting the Escrow Property.

Section 21. Interpretation. The parties acknowledge and agree that: (a) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any Exhibits attached hereto) and have contributed to its revision and (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) words of the masculine, feminine or neuter gender will include the masculine, neuter or feminine gender, and words in the singular number or in the plural number will each include, as applicable, the singular number or the plural number; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any law means such law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (iv) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein; (v) the term “or” means “and/or”; (vi) the words “herein, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (viii) any reference herein to “dollars” or “$” shall mean United States dollars; and (ix) reference to any Section or Exhibit means such Section hereof or Exhibit hereto.

Section 22. Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto; provided, however, that if the Seller Representative is replaced in accordance with the terms of the Share Exchange Agreement, the replacement Seller Representative shall automatically become a party to this Agreement as if it were the original Seller Representative hereunder upon providing (i) written notice to the Escrow Agent and Purchaser of such replacement and accepting its rights and obligations under this Agreement and (ii) the Escrow Agent with the documentation referenced in Section 27 hereof from such replacement Seller Representative. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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Section 23. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to or exclusive of, any rights or remedies otherwise available to a party hereunder.

Section 24. Governing Law; Venue. The terms and provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to its conflict of law provisions. Subject to Section 13, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state or federal court located in New York County, New York (or in any court in which appeal from such courts may be taken) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

Section 25. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION, CLAIM, CAUSE OF ACTION OR OTHER LEGAL PROCEEDING BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH LITIGATION, CLAIM, CAUSE OF ACTION OR OTHER LEGAL PROCEEDING SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 26. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 27. U.S. Patriot Act. Purchaser and the Seller Representative agree to provide the Escrow Agent with the information reasonably requested by the Escrow Agent to verify and record Purchaser’s and the Seller Representative’s respective identities pursuant to the Escrow Agent’s procedures for compliance with the U.S. Patriot Act and any other applicable laws.

Section 28. Representations of the Parties. Each of the parties hereto hereby represents and warrants that as of the date hereof: (a) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such actions have been duly and validly authorized by all necessary proceedings; and (b) this Agreement has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement of it.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Purchaser:

DT ASIA INVESTMENTS LIMITED

By:
Name:
Title:

The Seller Representative:

Li Jingping, in the capacity under the Share Exchange Agreement as the Seller Representative

The Escrow Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent

By:
Name:
Title:

[Signature Page to Escrow Agreement]

EXHIBIT A
AUTHORIZED SIGNERS

Purchaser:

Individuals authorized by the DT Representative:

	Name	Telephone Number	Specimen Signature
1.
2.
3.

Seller Representative:

	Name	Telephone Number	Specimen Signature
1.
2.
3.

EXHIBIT B
FEE INFORMATION

[To be provided]